EXHIBIT 1.A.(5)(a)

                               [LOGO PRUDENTIAL]

GROUP INSURANCE CONTRACT

CONTRACT HOLDER:  PRUDENTIAL GROUP LIFE INSURANCE TRUST

GROUP CONTRACT NO.: [GV-XXXXX]

Prudential will provide or pay the benefits described in the Group Insurance Certificate(s) listed in the Schedule of Plans of the Group Contract, subject to the Group Contract's terms. This promise is based on the Contract Holder's application and payment of the required premiums.

All of the provisions of the Group Insurance Certificate(s), attached to and made a part of the Group Contract, apply to the Group Contract as if fully set forth in the Group Contract.

The Group Contract takes effect on the Contract Date, if it is duly attested under the Group Contract Schedule. It continues as long as the required premiums are paid, unless it ends as described in its General Rules.

The Group Contract is delivered and is governed by the laws of the Governing Jurisdiction.

             Secretary                                Chairman

89759
COV 8100                                                                    [A]


                                     II-25

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GROUP CONTRACT SCHEDULE

CONTRACT DATE:  [January 1, 19XX]

CONTRACT ANNIVERSARIES:  [January 1 of each year, beginning in 19XX]

PREMIUM DUE DATES: [The Contract Date, and the first Business Day of each
                   Contract Month beginning with February, 19XX]

GOVERNING JURISDICTION: [The State of Delaware]

[MINIMUM AGGREGATE FACE AMOUNT OF INSURANCE:  $XX,XXX,XXX

MINIMUM NUMBER OF ISSUED CERTIFICATES:   25]

                       -----------------------------------


TABLE OF CONTENTS [(AS OF CONTRACT DATE): The Group Contract includes these forms with a 89759 prefix: COV 8100, GCS 8100, SPR 8100, COI 8100, GR 8100, SCH 8100, APP 8100].

ATTEST:___________________________

89759
GCS 8100                                                                    [A]


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[INCLUDED EMPLOYERS

Each Employer listed below is included under the Group Contract as of the Inclusion Date indicated. Other Employers may be added by Amendment to the Group Contract.

An Employee of more than one Included Employer will be considered an Employee of only one of those employers for the purpose of this Insurance. That Employee's service with all other Included Employers will be treated as service with that one.

On any date when an employer ceases to be an Included Employer, the Group Contract will be considered to end for Employees of that employer. This applies to all of those Employees except those who, on the next day, are still within the Covered Classes of one or more Schedules of Benefits of the Group Contract as Employees of another Included Employer.

The Contract Holder must let Prudential know, in writing, when an Employer listed as an Included Employer is no longer an Included Employer.]

                          LISTING OF INCLUDED EMPLOYERS

         EMPLOYER                              INCLUDED DATE

         [The A.B.C. Company                   January 1, 19XX
         The D.E.F. Company                             January 1, 19XX
         The G.H.I. Company                             January 1, 19XX]

89759
GCS  8100                                                                   [B]

                                     II-27
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GROUP CONTRACT NO.[GV-XXXXX]

SCHEDULE OF PREMIUM RATES

CLASSES OF [EMPLOYEES] TO WHICH THIS SCHEDULE APPLIES:

[All Employees of the A.B.C. Company]

                                               MONTHLY RATE PER EMPLOYEE

APPLICABLE COVERAGE                            [EMPLOYEE OR DEPENDENT
                                               INSURANCE

Variable Universal Life                        XXX% of 1980 Commissioners
                                               Standard Ordinary Table (Male -
                                               Age Last Birthday) per $1,000
                                               of Net Amount of Risk by
                                               Attained Age

                                               DEPENDENT INSURANCE

Dependents Term Life Insurance                 $X.XXX per $1,000 of insurance

                                               EMPLOYEE OR DEPENDENT
                                               INSURANCE

Accidental Death and Dismemberment             $X.XX per $1,000 of insurance
Insurance                                                             ]

89759
SPR 8100                                                                    [A]


                                     II-28
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GENERAL RULES

A. PREMIUMS - GRACE PERIOD.

Premiums are to be paid by [the Contract Holder] to Prudential. Each may be paid at the Prudential Office listed below, or to one of its authorized agents. [As to each Included Employer, the first premium is due and payable on that Included Employer's Inclusion Date.] Subsequent premiums are due on each Premium Due Date stated in the Group Contract Schedule. For each Included Employer, the [Contract Holder] may pay each premium, other than the first, within [61] days of the Premium Due Date without being charged interest. Those days are known as the grace period. The [Contract Holder] is liable to pay premiums to Prudential for each Included Employer for the time the Group Contract is in force for that Included Employer, except for any period for which the Included Employer is directly liable to Prudential, as provided in Section E.

         [All notices and payments to Prudential under this Group Contract will be deemed received when they are received at the following address:

                  The Prudential Insurance Company of America
                  56 Livingston Ave.
                  Roseland, New Jersey  07068]

B. PREMIUM AMOUNTS.

All premiums for the Insurance for an Included Employer are due on the Inclusion Date and on each Premium Due Date while this Contract is in force. The premium due on the Inclusion Date and on each Premium Due Date is the sum of all contribution amounts made by [Employees] for Covered Persons under the Insurance.

C. CHANGES IN CHARGES AND INVESTMENT OPTIONS.

The Cost of [Insurance and additional insurance benefits] in effect on an Included Employer's Inclusion Date are shown in the Group Contract. The mortality and expense risk charges and the Schedule of Charges and Expenses in effect on an Included Employer's Inclusion Date, and the investment options available to [Employees], are shown in the Certificate applicable to the Covered Classes. Prudential has the right to make the following changes:

(1) Prudential may change the Cost of [Insurance and additional insurance benefits], the mortality and expense risk charges and the Schedule of Charges and Expenses, as of these dates:

89759
GR 8100                                                                     [A]


                                     II-29
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         (a)      Any Premium Due Date; and

         (b) Any date that an [employer] becomes or ceases to be an Included [Employer]; and

         (c) Any date that the extent or nature of the risk under the Group Contract for [Employees] of an Included Employer is changed:
                  (i) by amendment; or (ii) by reason of any provision of law or any governmental program or regulation; or (iii) by termination of, or any change in, benefits not in this Group Contract, but considered in determining the charges for this Group Contract.

         Unless an amendment to the Group Contract applicable to an Included Employer states otherwise, Prudential will not make the changes permitted on a Premium Due Date before the end of the 12-month period following the Included Employer's Inclusion Date.

(2) Prudential may change any of the limits that apply to charges with respect to an Included Employer. These changes may apply to contributions to investment options made both before and after the change takes effect. These changes must be at least 90 days apart. Before Prudential makes any of these changes, it will give the [Contract Holder] at least 31 days advance notice.

D. DIVIDENDS.

Prudential will determine the share, if any, of its divisible surplus allocable to this Group Contract as of each Contract Anniversary, if the Group Contract stays in force by the payment of all required premiums to that date. The share will be credited to this Group Contract as a dividend as of that date. If this Group Contract ends on a date other than a Contract Anniversary, the share, if any, will be determined and credited to this Group Contract as a dividend as of that date.

Each dividend will be paid to the [Contract Holder] in cash, unless the [Contract Holder] asks that it be applied toward the premium contributions.

Prudential's sole liability as to any dividend is as set forth above.

NON-PROFIT CLAUSE: This applies if the aggregate dividends under this Group Contract and any other group contract(s) of the [Contract Holder] exceed the aggregate payments toward their cost made from the [Contract Holder's] own funds. [The Contract Holder] will see that an amount equal to the excess is applied for the benefit of insured persons.

89759
GR 8100                                                                     [B]


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E. END OF THIS GROUP CONTRACT.

DURING OR AT END OF GRACE PERIOD - FAILURE TO PAY PREMIUM: If any employer payment required by the [Contract Holder] with respect to any premium for the Insurance is not paid by the end of its grace period, this Group Contract will end with respect to that Included Employer when that period ends. However, the Included Employer may write to the [Contract Holder] , at least 90 days in advance, to ask that the Group Contract be ended for that Included Employer at the end of a period of time for which premiums have been paid. Then this Group Contract for that Included Employer will end on the date requested.

ON A PREMIUM DUE DATE - FAILURE TO MAINTAIN INSURING CONDITIONS: On any Premium Due Date, Prudential may end the Group Contract with respect to an included Employer if: [(1) the aggregate Face Amount of Insurance under all Certificates issued to covered Employees of the Included Employer ; or (2) the number of Certificates issued with respect to an Included Employer; falls below the minimum set forth in the Group Contract Schedule. To do so, Prudential must give the Included Employer and insured Employees of an Included Employer notice at least 90 days in advance.]

CEASING TO BE AN INCLUDED EMPLOYER: If the [Contract Holder] notifies Prudential that an employer ceases to be an Included Employer because of failure to continue to satisfy the requirements for inclusion or for any other reason, the Group Contract will end for that Included Employer at the end of the period for which premiums have been paid with respect to Employees of that Included Employer.

F. [EMPLOYEE'S] CERTIFICATE.

Prudential will mail to each [Employee's] home an individual Certificate, unless an Included Employer requests that Certificates be given to it for distribution. The Certificate will describe the extent of the [Employee's and the Employee's dependents] coverage under this Group Contract. It will include (1) to whom Prudential pays benefits, (2) any protection and rights when Insurance ends, and
(3) claim rights and requirements.

G. RECORDS - INFORMATION TO BE FURNISHED.

[The Contract Holder, e]ach Included Employer or Prudential, as they agree, will keep a record of the [Employees] covered under the Insurance. It will contain the key facts about their Insurance.

At the times set by Prudential, the Included Employer will send the data required by Prudential to perform its duties under the Group Contract, and to determine the charges due. All records of [the Contract Holder and e]ach Included Employer which bear on the Insurance must be open to Prudential for its inspection at any reasonable time.

89749
GR 8100                                                                     [C]
                                     II-31

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Prudential will not have to perform any duty that depends on such data before it is received in a form that satisfies Prudential. [The Contract Holder or t]he Included Employer may correct wrong data given to Prudential, if Prudential has not been harmed by acting on it. A Covered Person's Insurance will not be made invalid by failure of [the Contract Holder or ]an Included Employer, due to clerical error, to record or report the [Employee] for that Insurance.

H. THE CONTRACT - INCONTESTABILITY OF THE CONTRACT.

The entire Group Contract consists of: (1) the forms shown in the Table of Contents as of the Contract Date; (2) any amendments or endorsements to the Group Contract; (3) the [Contract Holder's] application, a copy of which is attached to the Group Contract; and (4) the individual applications of the persons insured. All statements made by the [Contract Holder] will be deemed representations and not warranties.

There will be no contest of the validity of the Group Contract, except for not paying premiums, after it has been in force for one year.

The Group Contract may be amended, at any time, without the consent of the insured [Employees] or of anyone else with a beneficial interest in it. This can be done through a writing signed by and agreed to by the [Contract Holder] and Prudential. An amendment will not affect a claim incurred before the date of change.

Only an officer of Prudential has authority: to waive any conditions or restrictions of the Group Contract; or to extend the time in which charges may be paid; or to make or change a contract; or to bind Prudential by a promise or representation; or by information given or received. An agent of Prudential is not an officer.

No change in this Group Contract is valid unless shown in:

(1)  an endorsement on it signed by an officer of Prudential; or

(2) an amendment to it signed by the [Contract Holder] and by an officer of Prudential.

However, if the Group Contract is changed automatically in accordance with Section J., the change may be made in an amendment to the Group Contract that is signed only by an officer of Prudential.

89759
GR 8100                                                                     [D]

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I. AGE ADJUSTMENT.

If an age is used to determine the cost for a Covered Person's Insurance [and any additional insurance benefits], and the age is found to be in error, Prudential will adjust any death benefit payable to reflect the correct age.

J. CONFORMITY WITH LAW.

To receive tax treatment accorded to life insurance under federal law, the Insurance must meet the definition of life insurance as provided in the Internal Revenue Code or successor law. To make sure the Insurance qualifies, Prudential reserves the right: (a) to refuse contributions which would cause the Group Contract to fail the definition of life insurance; and (b) to make changes in the Group Contract or to make distributions from the Contract Funds to [Employees] to the extent needed to continue to qualify as life insurance.

If the provisions of the Group Contract do not conform to the requirements of any state or federal law or regulation that applies to it, the Group Contract is automatically changed to conform to the requirements of that law or regulation.

The [Contract Holder] will be given written notice of such changes.

89759
GR 8100                                                                     [E]

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SCHEDULE OF PLANS

EFFECTIVE: [January 1, 19XX]

GROUP CONTRACT NO.: [GV-XXXXX]

This Schedule of Plans sets forth the Plan of Benefits that applies to each Covered Class of an Included Employer under the Group Contract listed below as of the Effective Date. The Plan of Benefits for a Covered Class is determined by: (1) the Group Insurance Certificates that apply to the Covered Class; and
(2) any modification to those Certificates, provided the modification is included in an amendment to the Group Contract. A copy of the Certificate applicable to each Covered Class, and any modification to it, are attached to the Group Contract and are made a part of it.

[(1) COVERED CLASSES: [All Employees of the A.B.C. Company. who are (I) less than age 75; and (ii) have not exchanged their existing Group Variable Life Insurance Coverage for fixed paid-up insurance on the life of the Covered Person, with all or part of the Cash Surrender value, within 24 months of the Employee's date of eligibility .

     PLAN OF BENEFITS THAT APPLIES TO THIS CLASS:

     The Variable Universal Life Coverage described in the Group Certificate:

     (a)      Prepared  under Group Contract No. GV-XXXXX;

     (b)      With the Program Date of January 1, 19XX.]

89750
SCH 8100                                                                    [A]

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APPLICATION TO

The Prudential Insurance Company of America (Prudential)

For Group Contract No. [GV-XXXXX]

Applicant: PRUDENTIAL GROUP LIFE INSURANCE TRUST,

Address:   [Wilmington, Delaware]

The Group Contract is approved and its term are accepted.

This Application is made in duplicate. One is attached to the Group Contract. The other is to be returned to Prudential.

It is agreed that this Application replaces any prior application for the Group Contract.



                                        PRUDENTIAL GROUP LIFE INSURANCE
                                                     TRUST
                                      ------------------------------------
                                      (Full or Corporate Name of Applicant)



Dated at [Wilmington, Delaware]        By_________________________________
                                                 (Signature and Title)


On____________________________         Witness_____________________________
                                              (To be signed by Resident
                                              Agent, where required by law)

89759
APP 8100                                                                    [A]

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AMENDMENT TO GROUP CONTRACT NO [GV-XXXXX]

Effective Date: [January 1, 19XX]

By their signatures below, the Contract Holder and Prudential agree that the Group Contract is changed as follows:

         [The Schedule of Plans (Form 89759 SCH 8100) is replaced by the Schedule of Plans attached hereto and bearing an effective date of January 1, 19XX.]

                                          PRUDENTIAL GROUP LIFE INSURANCE
                                                      TRUST
                                     -------------------------------------------
                                     [(Full or Corporate Name of Contract Holder


      January 22, 19XX                  By  JOHN DOE, VICE PRESIDENT
-------------------------------             ---------------------------
Witness       RICHARD ROE
        -----------------------

Roseland, N.J. January 28, 19XX         THE PRUDENTIAL INSURANCE
-------------------------------         COMPANY OF AMERICA

Attest:        MARY POE
       ------------------------         BY_____________________________
                                               Assistant Secretary]

89759
AMD 8100

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COMBINATION OF EXPERIENCE

Group Contract [GV-XXXXX, and Group Policy No. G-XXX
(Called "Group Contracts" below)]

[Eligible Class:  All Employees of the A.B.C. Company.]

[With respect to the A,B.C. Company,]the Group Contracts [will be] treated as one, [GT-XXXXX], for this purpose: to determine the share, if any, of Prudential's divisible surplus allocable to the Group Contracts.

                       ----------------------------------



89759
CMB 8100

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